EXHIBIT 3.1.2

CERTIFICATE OF
INCORPORATION OF
PHYHEALTH

Delaware
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “PHYHEALTH CORPORATION”, FILED IN THIS OFFICE ON THE EIGHTEEN DAY OF JANUARY, A.D. 2008, AT 1:55 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4491856 8100	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 6322966
DATE: 01-18-08

SEAL OF SECRETARY
 OF STATE
OF DELAWARE

080061744

STATE of DELAWARE
CERTIFICATE OF INCORPORATION
A STOCK CORPORATION

●	First: The name of the corporation is ____________________________PHYHEALTH CORPORATION_________________________________

●	Second: Its registered office in the State of Delaware is to be located at _______1209 Orange _______Street, in the City of ________WILMINGTON______ County of NEW CASTLE Zip Code 19801 The registered agent in charge thereof is __________CORPORATION TRUST COMPANY ________

●	Third: The purpose of the corporation is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware.

●	Fourth: The amount of the total stock of this corporation is authorized to issue is 50,000,000 Shares (number of authorized shares) with a par value of 0.000100000 per share.

●	Fifth: The amount and mailing address of the incorporation are as follows:
Name: __________ROBERT TRINKA _________
Mailing Address : _________________700 S. ROYAL POINCIANA BLVD, STE 506__________________
MIAMI, FL______________ Zip Code 33166______________

●	I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 16 day of JANUARY , A.D. 2008 .

BY:	/s/ Robert Trinka
(Incorporator)

Name: Robert Trinka
(type or print)